EXHIBIT 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Rod R. Little, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Elizabeth Arden, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[intentionally omitted]*

4.	[intentionally omitted]*

5.	[intentionally omitted]*

Date: September 1, 2016	/s/ Rod R. Little
Rod R. Little
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

* Paragraphs 3 through 5, omitted here, are included in Exhibit 31.2 to the Annual Report on Form 10-K filed by Elizabeth Arden, Inc., on August 15, 2016.